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EXHIBIT 99(a)(1)(G)

NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

        If you previously elected to reject Primus Telecommunications Group, Incorporated's ("Primus") Offer to Exchange dated May 20, 2002, as amended (the "Offer"), and you would like to change your election and accept the Offer, you must sign this Notice AND a new Election Form and return both to Danielle Saunders before 5:00 p.m., Eastern Daylight Time, on June 18, 2002, unless the Offer is extended. This Notice of Change in Election may be sent via mail or courier to Danielle Saunders at Primus' corporate offices in McLean, Virginia, by facsimile at (703) 902-2814, or e-mail at dsaunders@primustel.com. Notices returned via e-mail or facsimile will be accepted, provided the originals are received by June 25, 2002. If you have questions regarding the process for returning this Notice, please contact Danielle Saunders via e-mail at dsaunders@primustel.com or by telephone at (703) 748-8016.

To Primus:

        I previously received a copy of the Offer to Exchange (dated May 20, 2002, as amended), the Summary of Terms and an Election Form. I signed and returned the Election Form, in which I elected to reject Primus's Offer to Exchange. I now wish to change that election, and accept Primus's Offer to Exchange. I understand that by signing this Notice and a new Election Form and delivering both to Danielle Saunders, I will be able to withdraw my rejection of the Offer and accept the Offer instead. I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to Danielle Saunders before 5:00 p.m., Eastern Daylight Time, on June 18, 2002, or if Primus extends the deadline to exchange options, before the extended expiration of the Offer.

        I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

        I accept the offer to exchange options as indicated in the Election Form completed as of the date hereof.

Date:

Optionee Signature
Name:
(Please print)

        PRIMUS HEREBY AGREES AND ACCEPTS THIS NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT, AND SUCH ACCEPTANCE SHALL BE BINDING ON PRIMUS'S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	Date:

Title:

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  EXHIBIT 99(a)(1)(G)